Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-15021) of Tridex Corporation of our report dated February 13, 1997 except as to Note 15 which is as of March 14, 1997, appearing on page 13 of this Form 10-K.


PRICE WATERHOUSE LLP
March 27, 1997
Hartford, Connecticut